Supplement dated March 30, 2004

To PROSPECTUS SUPPLEMENT DATED March 26, 2004
(To Prospectus dated March 25, 2004)

$480,514,780
(Approximate)

MASTR Alternative Loan Trust 2004-3
(Issuer)

Mortgage Asset Securitization Transactions, Inc.
(Depositor)

UBS Real Estate Securities Inc.
(Transferor)

Wells Fargo Bank, N.A.
(Master Servicer)

Mortgage Pass-Through Certificates, Series 2004-3

The prospectus supplement dated March 26, 2004 to the prospectus dated March 25, 2004 with respect to the above captioned series is hereby amended as follows:

1.

The initial rating of Moody’s Investors Service, Inc. set forth in the table on page S-5 of the prospectus supplement for the Class B-I-3 Certificates is hereby amended as follows:

Class	Moody’s Rating
B-I-3	Baa3

2.

The Weighted Average Life (in years) set forth in the table on page S-93 of the prospectus supplement for the Class 30-AX-1 Certificates is hereby amended as follows:

	Class 30-AX-1
	Percentages of Applicable Prepayment Assumption
Distribution Date	0%	50%	100%	150%	200%
Weighted Average Life (in years)	19.43	9.19	5.44	3.73	2.79

UBS Investment Bank